EXHIBIT 23.2

                   PRICEWATERHOUSE COOPERS LLP
                   1301 Avenue of the Americas
                      New York NY 10019-6013
                     Telephone (646) 471-4000
                     Facsimile (646) 394-1301


                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2003 relating to the financial statements of UIL Holdings Corporation, which appears in UIL Holdings Corporation's Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 27, 2003 relating to the financial statement schedules, which appears in UIL Holdings Corporation's Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
July 8, 2003